Exhibit 3(ii).1
THIRD AMENDED AND RESTATED BYLAWS
OF
PIXELWORKS, INC.
ARTICLE I

OFFICES
1.1    Principal Office. The location of the principal office of the Corporation shall be as designated by the Board of Directors. The Corporation may have such other offices as the Board of Directors may designate or as the business of the Corporation may from time to time require.
1.2    Registered Office. The registered office of the Corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II

SHAREHOLDERS
2.1    Annual Meeting. The annual meeting of the shareholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.
2.2    Special Meeting. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth (1/10th) of all the outstanding shares of the Corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.
2.3    Place of Meetings. Meetings of shareholders may be held at such place, either within or without the State of Oregon, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, at the principal executive offices of the Corporation. The Board of Directors may, in its sole discretion, (a) determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication, or (b) permit participation by shareholders at such meeting by means of remote communication as authorized by Section 60.222(1)(a) of the Oregon Business Corporation Act.
2.4    Notice of Meetings. Written or electronic notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the Corporation’s current record of shareholders, with postage thereon prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting.
2.5    Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.6    Record Date for Shareholder Notice and Voting. For purposes of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than seventy (70) days nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days before any other action to which the record date relates. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders

Exhibit 3(ii).1
shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions. If the Board of Directors does not fix a record date as described in the first two sentences of this paragraph, (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
2.7    Shareholders List for Meeting. After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.
2.8    Quorum. Except where otherwise required by law, the rules of any stock exchange upon which the Corporation’s securities are listed, or the Articles of Incorporation, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.
2.9    Organization and Conduct of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, the President of the Corporation or, in their absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
    The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
2.10    Inspectors of Election. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.11    Adjournments. The chairperson of the meeting or the shareholders, by the affirmative vote of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting. When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholder and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.4 of these Bylaws; provided, however, that if the adjournment is for more than thirty (30) days, notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.6 of these Bylaws and shall give notice of the adjourned meeting to each shareholder of record entitled to

Exhibit 3(ii).1
vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
2.12    Majority Vote. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast affirmatively or negatively shall decide any question brought before such meeting, other than the election of directors and any questions upon which by express provision of an applicable statute or of the Articles of Incorporation or of these Bylaws, or of the rules of any stock exchange upon which the Corporation’s securities are listed a different vote is required, in which case such express provision shall govern and control the decision of such question. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation. Notwithstanding the previous sentence, to the fullest extent permitted by law, if a majority of the votes cast with respect to the election of a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board of Directors’ or the Corporate Governance and Nominating Committee’s consideration. If such director’s resignation is accepted by the Board of Directors or the Corporate Governance and Nominating Committee, then the Board of Directors or the Corporate Governance and Nominating Committee, in its sole discretion, may fill the resulting vacancy in or may decrease the size of the Board of Directors. No cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide.
2.13    Action Without Meeting. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Action taken under this Section 2.13 is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
2.14    Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.
2.15    Advance Notice of Business to be Brought before Meeting.
(a)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of record. A motion related to business proposed to be brought before any shareholders’ meeting may be made by any shareholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such shareholder may propose business to be brought before a meeting only if such shareholder has given Timely Notice (as defined below) to the Secretary of the Corporation in proper written form of the shareholder’s intent to propose such business.
(b)    Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the time and in the forms required by this Section 2.15. To be timely, the shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) for the annual meeting that is held in 2023, not more than ninety (90) days nor less than sixty (60) days prior to the date of such meeting (provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made), and (B) for all other future annual meetings, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the Corporation’s proxy statement provided in connection with the previous year’s annual meeting of shareholders (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be received by the

Exhibit 3(ii).1
Secretary of the Corporation not later than the close of business on the later of (1) the ninetieth (90th) day prior to such annual meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made) (such notice within such time periods, “Timely Notice”). For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)    To be in proper form for purposes of this Section 2.15, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)    As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appears on the Corporation’s books and records); and (2) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Shareholder Information”);
(ii)    As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii)    As to each item of business that the shareholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for

Exhibit 3(ii).1
consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of stock of the Corporation or other person or entity (including the names of such other holder(s), person(s) or entity(ies)) in connection with the proposal of such business by such shareholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.15(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(d)    For purposes of this Section 2.15, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.
(e)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (i) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(f)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.15. The presiding person of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.15, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(g)    This Section 2.15 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.15 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.15 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.16    Advance Notice of Nominations for Election of Directors at a Meeting.
(a)    Subject to the rights, if any, of holders of preferred stock to vote separately to elect directors, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but, in the case of a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a shareholder present in person who (A) was a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in Section 2.16(b) and at the time of the meeting, (B) is entitled to vote at the meeting

Exhibit 3(ii).1
and (C) has complied with this Section 2.16 and Section 2.17 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at any annual meeting or special meeting of shareholders.
(b)    Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, or, subject to the limitations set forth in these Bylaws, at a special meeting of the shareholders, the shareholder must (i) provide Timely Notice (as defined in Section 2.15(b) of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation; (ii) have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws; (iii) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 2.16 and Section 2.17, and (iv) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.16 and Section 2.17. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a Nominating Person may deliver Timely Notice, a Nominating Person’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(c)    In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(d)    To be in proper form for purposes of this Section 2.16, a shareholder’s notice to the Secretary shall set forth:
(i)    As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 2.15(c)(i), except that for purposes of this Section 2.16, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.15(c)(i));
(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.15(c)(ii), except that for purposes of this Section 2.16, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.15(c)(ii), and the disclosure with respect to the business to be brought before the meeting in Section 2.15(c)(ii) shall be made with respect to nomination of each person for election as a director at the meeting); and a statement whether or not each such Nominating Person will deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors and file a definitive proxy statement with the U.S. Securities and Exchange Commission in accordance with the requirements of the Exchange Act (such statement, a “Solicitation Statement”); and
(iii)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.16 and Section 2.17 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.17(a).
(e)    For purposes of this Section 2.16, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial

Exhibit 3(ii).1
owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any other participant in such solicitation.
(f)    A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (i) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(g)    In addition to the requirements of this Section 2.16 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
2.17    Additional Requirements for Valid Nomination of Candidates to Serve as Directors, and, if Elected, to be Seated as Directors.
(a)    To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in Section 2.16 and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”), or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein, and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).
(b)    The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation.
(c)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.17, if necessary, so that the information provided or required to be provided pursuant to this Section 2.17 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) (i) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment

Exhibit 3(ii).1
or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder or information provided by a candidate, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(d)    In addition to the requirements of this Section 2.17 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(i)    No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.16 and this Section 2.17, as applicable. For any nomination to be properly brought before a meeting, the information provided by any Nominating Person or candidate, including the information contained in any questionnaire, shall not contain any false or misleading information or omit any material information that has been requested. In the event of a failure to meet the requirements of Section 2.16 and Section 2.17, (1) the Corporation may omit or, to the extent feasible, remove the information concerning the nomination from its proxy materials and/or otherwise communicate to its shareholders that the nominee is not eligible for election at the annual meeting, (2) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the party, and (3) the presiding person of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.16 or this Section 2.17, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the votes cast for the nominee in question) shall be void and of no force or effect.
(e)    Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination by a Nominating Person shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.16 and this Section 2.17.
ARTICLE III

BOARD OF DIRECTORS
3.1    Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
3.2    Number and Qualification. The number of directors of the Corporation shall be not less than three (3) nor more than twelve (12), and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. If the number of directors is fixed by the Board of Directors at seven (7) or less, the directors shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. If the number of directors is fixed by the Board of Directors at eight or more, the directors shall be divided into three (3) classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the next annual meeting of shareholders following that designation (“First Meeting”), directors of all three classes shall be elected. The term of office of Class I directors shall expire at the first annual meeting of shareholders following their election. The terms of Class II directors shall expire at the second annual meeting of shareholders following their election. The terms of the Class III directors shall expire at the third annual meeting of shareholders following their election. At each annual meeting of shareholders after the First Meeting, each class of directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Oregon or shareholders of the Corporation.

Exhibit 3(ii).1
3.3    Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.
3.4    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.
3.5    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address or email address, as applicable, as they appear upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least three (3) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
3.6    Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.
3.7    Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of the total number of directors authorized pursuant to Section 3.2 shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, or by the Articles of Incorporation of the Corporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.8    Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee.
3.9    Telephone Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.10    Committees. The Board of Directors may, by resolution, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the lawfully delegated powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall not have authority of the Board of Directors with respect to the following matters: (a) authorizing or approving distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approving or proposing to shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation, or these Bylaws, or by law, or the rules of any stock exchange upon which the

Exhibit 3(ii).1
Corporation’s securities are listed; (c) filling vacancies on the Board of Directors or any committee thereof; or (d) adopting, amending, or repealing bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of its business by the Board of Directors.
3.11    Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.
3.12    Compensation. The Board of Directors shall have the authority to fix the compensation of directors.
3.13    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.
3.14    Director Conflict of Interest
(a)    A transaction in which a director of the Corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the Corporation.
(b)    A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.
(c)    A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.
(d)    A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.
3.15    Removal. All or any number of the directors of the Corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of seventy-five percent (75%) of the votes then entitled to be cast for the election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the

Exhibit 3(ii).1
shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.
3.16    Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the Corporation. Such resignation shall be effective at the earliest of the following, unless the notice specifies a later effective date, (a) on receipt, (b) five (5) days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.
ARTICLE IV

OFFICERS
4.1    Number. The officers of the Corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one (1) or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two (2) or more offices may be held by the same person.
4.2    Election. The Board of Directors shall choose a President and a Secretary. Other officers may be appointed by the Board of Directors or may be appointed pursuant to a delegation of authority from the Board of Directors.
4.3    Tenure. Each officer of the Corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified at the appointment of such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer may be removed with or without cause at any time by the Board of Directors or a committee duly authorized to do so (or in the manner determined by the Board of Directors). Any vacancy occurring in any office of the Corporation may be filled by or in the manner determined by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written resignation to the Corporation to the attention of the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
4.4    Qualification. An officer need not be a director, shareholder, or a resident of the State of Oregon.
4.5    President. The President shall be the chief executive officer of the Corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the Corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the Corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the Corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the Corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.
4.6    Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.
4.7    Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the Corporation. The Secretary shall countersign all instruments requiring the seal of the Corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 4.6 above, the Secretary shall make such succession.
4.8    Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or these Bylaws, may sign, with the President or Vice President, certificates for shares of the Corporation the issuance

Exhibit 3(ii).1
of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.
4.9    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the Corporation.
ARTICLE V

ISSUANCE OF SHARES
5.1    Certificates for Shares.
(a)    Certificates representing shares of the Corporation shall be in a form determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.
(b)    Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the Corporation retains a copy of the restriction. Every certificate issued when the Corporation is authorized to issue more than one (1) class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
(c)    The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Each shareholder shall have the duty to notify the Corporation of his or her mailing address. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors prescribes.
5.2    Transfer of Shares. A transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
5.3    Transfer Agent and Registrar. The Board of Directors may from time to time appoint one (1) or more transfer agents and one or more registrars for the shares of the Corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the Corporation itself or an employee of the Corporation.
5.4    Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.
ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS
6.1    Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Exhibit 3(ii).1
6.2    Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
6.3    Checks: Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
6.4    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
ARTICLE VII

MISCELLANEOUS PROVISIONS
7.1    Seal. The Board of Directors from time to time may provide for a seal of the Corporation, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”
7.2    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.
ARTICLE VIII

AMENDMENTS
These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, unless the articles of incorporation or Oregon law reserves this power exclusively to shareholders in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.
Adopted: January 28, 2023